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                                                                   Exhibit 10.13
                                TRIBUNE COMPANY

                         EXECUTIVE FINANCIAL COUNSELING
                         ------------------------------


This memorandum describes the Executive Financial Counseling program for executives of Tribune Company as approved by the Company's Board of Directors on October 19, 1988 and as amended effective January 1, 1994.

Types of Services
- -----------------

The plan permits participants to obtain the following types of services:

     Financial planning:

     a)  Investment planning and analysis
     b)  Cash management and budgeting

     Tax planning:

     a)  Income tax planning
     b)  Estate and gift tax planning

     Tax return preparation:

     a)  Federal income tax
     b)  State and city income tax
     c)  Gift tax

     Will and trust agreement drafting

Service Provider
- ----------------

Each participant may obtain assistance in these areas from the financial counseling firm, law firm and/or accounting firm of the executive's choice.

Reimbursement Arrangements
- --------------------------

The service provider(s) should bill the executive for services rendered and the executive should pay for these services directly. Once a year, the executive may submit copies of the invoices and cancelled checks covering the preceding 12 months for reimbursement by the Company. The annual reimbursement is limited to the lesser of:

     a)  1.73 times the fees paid, or
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     b)  1.5% of cash compensation (salary plus bonus).  The limit is 3%
         of compensation for the first year of participation.

The fees eligible for reimbursement do not include any charges based on the amount of money under management, the value of the investments made or insurance policies purchased, etc. Thus, the Company will not reimburse brokerage fees, investment management fees, commissions and similar charges.

The amount reimbursed to the executive will be treated as additional income on the W-2 from the Company.

Participants
- ------------

The financial counseling program will be provided to employees who serve on the Tribune Company Board of Directors and other executives designated by the chief executive officer of the Company.



sjg/cc
12/17/93
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                                TRIBUNE COMPANY
                             FINANCIAL COUNSELING
                                 PARTICIPANTS
                             --------------------



John W. Madigan
Charles T. Brumback
James C. Dowdle
Thomas P. O'Donnell
Harold R. Lifvendahl
Laurence A. Himes
Dennis J. FitzSimons
Jack Fuller



sjg/cc
12/17/93